EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 10, 2025 relating to the financial statements of Matrix Service Company and the effectiveness of Matrix Service Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Matrix Service Company for the year ended June 30, 2025.

/s/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
November 6, 2025